SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 14, 2003

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12216	25-1713733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

Item 9. Regulation FD Disclosure

Crown American Realty Trust hereby furnishes First Quarter 2003 Results and Supplemental Financial and Operational Information Package as released on May 14, 2003.

NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

CONTACT: Media: Christine Menna 814-536-9520 or Cmenna@crownamerican.com

Investors: Terry L. Stevens 814-536-9538 or Tstevens@crownamerican.com

Web Site: www.crownamerican.com

IMMEDIATE RELEASE: May 14, 2003

CROWN AMERICAN REALTY TRUST REPORTS

FIRST QUARTER FFO OF $0.32 PER SHARE, UP FROM $0.23 PER SHARE LAST YEAR ON RESTATED BASIS

OAK RIDGE MALL SOLD IN QUARTER AT LOSS OF $13.8 MILLION, AS PREVIOUSLY REPORTED

NET LOSS ALLOCATED TO COMMON SHAREHOLDERS IN FIRST QUARTER, INCLUDING LOSS ON SALE OF OAK RIDGE MALL, WAS $18.3 MILLION, OR $0.57 PER SHARE

BOARD INCREASES COMMON DIVIDEND BY 1.2%

-------------------------------------

Johnstown, Pa. - Crown American Realty Trust (NYSE:CWN), a real estate investment trust, today announced financial results and operating information for the quarter ended March 31, 2003. The Board of Trustees also declared regular quarterly dividends on its common and senior preferred shares. The regular quarterly dividend on common shares was increased from $0.2125 to $0.2150 per quarter, which is the Company's fifth consecutive annual increase.

_______________________

Our Company's results continue to be encouraging," stated Company Chairman, CEO and President, Mark E. Pasquerilla. "Funds from Operations ("FFO") per common share was $0.32 for the quarter compared to $0.23 for the first quarter of last year, which was restated to deduct $0.12 from a loss on early debt extinguishment in that quarter which has been reclassified under GAAP from 'extraordinary' to 'income from continuing operations.' FFO per share this quarter was also impacted by $0.034 in higher net G&A costs compared to last year due to legal and other consulting costs associated with costs incurred in connection with the merger transaction noted below and which were expensed as required by GAAP. The dilution to per share results from our common offering last June was fully offset this quarter by the FFO contributions from our two mall acquisitions completed in 2002. As previously reported, we sold Oak Ridge Mall on March 31 at a loss of $13.8 million. We had previously estimated that the sale of this mall could produce a loss in the range of $15 million. FFO was not impacted by this loss since FFO as defined excludes gains and losses on sales of operating properties. GAAP earnings per share ("EPS") in the first quarter of 2003, was a loss of $0.57 compared to a loss of $0.22 in the first quarter of 2002.

"As part of our announced plan to dispose of non-strategic assets, we sold Carlisle Plaza Mall last October and we sold Oak Ridge Mall on March 31, 2003, as previously reported and as summarized later in this release. In all prior periods up to the dates of sale, operating results and the balance sheet have been reclassified to show both malls as 'held for sale - discontinued operations' as required by generally accepted accounting principles. The FFO contributions from both malls remain in FFO, as defined by NAREIT, but the gain and loss on sale, respectively, are not included in FFO. We have also restated prior period operating statistics to remove Carlisle and Oak Ridge for comparability with the current portfolio statistics.

"Operating results for the quarter were encouraging. Mall shop occupancy ended the quarter at 90%, up from 89% at year-end and from 88% a year ago. Average mall shop base rent per square foot increased for the 38th consecutive quarter to $21.22 per square foot, up 3.8% from a year ago. Leasing results for the first quarter 2003 included 270,000 square feet of leases signed representing $5.0 million in annualized base rental income. A total of 97 leases were signed, including 44 new leases and 53 renewals. Base rent on new leases averaged $18.05 per foot compared to $10.99 per foot average prior rents on a same space basis, an uplift of 64%. Tenant allowances for second generation space were $10.39 per square foot in the quarter, up from $4.90 last year. Our mall shop tenants' occupancy cost percentage was 10.2% at March 31, 2003, up from 10.0% at March 31, 2002. Comparable mall shop tenant sales per square foot for the first quarter were $56.48, a 1.1% decrease from the $57.13 per square foot last year. Based on 'people counters' in 22 of our malls, customer traffic for the first quarter is also down compared to last year but continues to be much stronger than the National Retail Traffic Index: down 2.6% for the Company versus a negative 5.1% for the national index. We believe the sales and customer traffic declines this quarter reflected the more severe winter conditions that many of our northern properties experienced this year, plus the impact of the war in Iraq on shoppers."

Pasquerilla concluded, " As noted in the Subsequent Event section below, today we announced that Crown American and Pennsylvania Real Estate Investment Trust (PREIT) have entered into a definitive merger agreement in which Crown will merge into PREIT. We are pleased to merge with a company the caliber of PREIT. We believe that PREIT's demonstrated ability to create value in middle-market retail properties will enhance the value of our portfolio and create strong future performance for our shareholders. Combining our portfolios in shared markets creates many operational synergies and enables the shareholders of both companies to benefit from a larger, more liquid platform with better access to capital. This is a win-win opportunity for both companies."

Subsequent Event

Today, Crown American and Pennsylvania Real Estate Investment Trust (NYSE: PEI) ("PREIT") announced that they have entered into a definitive merger agreement in which Crown will merge into PREIT. The merger will position PREIT, as the combined company, as a leading shopping mall REIT in the Mid-Atlantic region. The Board of Trustees of both companies have unanimously approved the merger. Reference is made to that Press Release for information concerning the merger transaction.

Dividend Information

For the quarter ended March 31, 2003, the Board of Trustees declared regular quarterly dividends of $0.2150 per common share and $1.375 per senior preferred share. Both dividends are payable June 13, 2003 to shareholders of record on June 2, 2003. The regular quarterly dividend on common shares was increased from $0.2125 to $0.2150 per quarter. This marks the fifth consecutive year that the common dividend has been increased.

Financial Information

For the quarter ended March 31, 2003, the Company reported that total Funds from Operations ("FFO") before allocations to minority interest and to preferred dividends was $16.8 million, up from $11.8 million in the same quarter of 2002. The first quarter of 2002's FFO has been restated to include a $4.3 million ($0.12 per share) loss on the early extinguishment of debt associated with a prepayment penalty and write-off of remaining deferred financing costs from the refinancing of Capital City Mall in January 2002. In 2002, this loss was considered "extraordinary" and, as such, was added back to FFO. It is now being reclassified to continuing operations in accordance with SFAS No. 145. The net increase in total FFO during the first quarter compared to the corresponding quarter of 2002 was largely comprised of the following:

    $0.9 million increase in mall shop base and percentage rent as a result of higher average rental rates on new and renewal leases;
    $0.1 million in higher temporary and seasonal leasing revenues;
    $0.9 million in lower interest expense primarily due to lower rates on variable-rate debt;
    $1.7 million contribution from the two acquisition properties acquired in late 2002;
    $0.2 million of higher miscellaneous mall revenues;
    $4.3 million from the restatement of the 2002 loss on debt refinancing discussed above.

These positive impacts for the quarter were partially offset by:

    $0.2 million in lower lease buyout income;
    $1.1 million in higher mall operating costs, net of tenant reimbursements;
    $1.4 million in higher general and administrative expenses as a result of expensing $1.4 million for the Company's ongoing evaluation of strategic alternatives;
    $0.2 million in lower anchor base and percentage rents; and
    $0.1 million in lower gain on out-parcel land sales.

Total revenues for the first quarter of 2003 were $50.4 million compared to $45.7 million in the first quarter of 2002, an increase of $4.7 million, or 9%. $3.8 million of this increase (or 8%) is attributable to the two acquisitions completed in late 2002. The composition of the remaining increase of $0.9 million was primarily the result of (a) a $0.6 million increase in mall shop and anchor base rents, (b) a $0.1 million increase in temporary and seasonal leasing revenues, (c) $0.1 million in higher tenant reimbursement income, (d) $0.2 million in higher miscellaneous mall revenues and (e) $0.2 million in higher percentage rents. These increases were partially offset by: (f) a $0.2 million in lower lease buyout income, and (g) a $0.1 million in lower straight-line rents.

For the first quarter of 2003, the Company reported a net loss of $14.9 million compared to a net loss of $2.2 million for the first quarter of 2002. The net loss in the first quarter of 2003 includes a loss of $14.0 million from the operations and sale of Oak Ridge Mall. After deducting preferred dividends, there was a net loss applicable to common shares of $18.3 million, or $0.57 per share, in the first quarter of 2003, compared a net loss of $5.6 million, or $0.22 per share, in the comparable period of 2002.

Operating Information

  During the first quarter of 2003, leases for 270,000 square feet of mall shops were signed at rates that will produce $5.0 million in annual base rental income, compared to 197,000 square feet for $4.1 million during the same period in 2002. The first quarter included 44 new leases for 124,000 square feet at an average base rent of $18.05 per square foot and 53 renewal leases for 146,000 square feet at $18.70 per square foot. The average base rental rate on new and renewal leases in the quarter was $18.41 per square foot, which was 19.7% higher than the average base rent for tenants that closed and renewed during the quarter.
  The average mall shop base rent of the portfolio at March 31, 2003 was $21.22 per square foot. This is a 3.8% increase from $20.44 per square foot at March 31, 2002, and the 38th consecutive quarter that average base rent has increased.
  The net effective rent (annual gross rent less the annual amortization of tenant allowances and leasing costs) for new leases signed in the first quarter was $14.98 per square foot as compared to $23.74 per square foot for the first quarter of 2002. Going forward, as the Company continues to lease-up less desirable space in the portfolio, net effective rents may suffer marginal decreases.
  Mall shop occupancy was 90% at March 31, 2003, up from 88% reported at March 31, 2002, and up 1% from December 31, 2002. Occupancy, as well as other operating statistics, has been restated to exclude both Carlisle Plaza Mall (sold in October 2002) and Oak Ridge Mall (sold in March 2003).
  Comparable mall shop sales for the first quarter of 2003 were $56.48 per square foot, a 1.1% decrease compared to $57.13 per square foot for the first quarter of 2002.
  Occupancy costs (base rent, percentage rent and expense recoveries as a percentage of mall shop sales) at all properties were 10.2% at March 31, 2003, up from 10.0% at March 31, 2002.
  Seasonal and temporary leasing income for the first quarter of 2003 amounted to $2.4 million, as compared to $2.1 million for the same period in 2002.
  Tenant allowances for all leases averaged $10.36 per square foot for the three months of 2003 and $4.81 for the same period of last year, or $2.09 and $1.47 per square foot per year, respectively, when spread over the term of the leases.
  The Company has executed a lease with Kohl's Department Stores, Inc. to operate in the 82,825 square foot former Kmart space in Phillipsburg Mall, Phillipsburg, New Jersey. It is expected that Kohl's will open in April 2004. The fixed term of the lease expires on January 31, 2025, with additional option periods. Under the terms of the lease, Kohl's shall pay fixed rent of $82,825.00 per year for years 1 through 5, $165,650.00 per year for years 6 through 15, and $207,062.50 per year for years 16 through the remainder of the initial term. All costs of construction and fixturing shall be the responsibility of Kohl's. The Company feels that the addition of Kohl's should be a major improvement to Phillipsburg Mall.

Property Disposition

  On March 31, 2003 the Company announced that Oak Ridge Mall was sold on March 31, 2003, to Crown Investments Trust ("Crown Investments"), an entity which is owned by Mark E. Pasquerilla, the Company's CEO and President. The following is a brief summary of the sale and related transactions, which were described in detail in the Company's March 31, 2003 press release and in the Company's Annual Report on Form 10K. In connection with the sale, the Cash Flow Support Agreement ("Support Agreement") between the Company and Crown Investments as it relates to Oak Ridge Mall was also amended. The sale of Oak Ridge resulted in a loss for financial reporting purposes of approximately $13.8 million which was recorded by the Company in the first quarter of 2003. This loss does not affect Funds from Operations which is defined to exclude gains or losses from sales of operating properties. The combined effect of the sale of Oak Ridge, the amendment of the Support Agreement and the corresponding reductions in the minority partners' percentage interests in the Operating Partnership should result prospectively in an increase in Funds from Operations per share of about $0.03 on an annual basis. Overall net cash flows to the Company are also expected to increase modestly on a prospective basis, after reflecting the elimination of debt service and the reduction in partnership cash distributions that will result from the reduced minority partner interests.

FFO Definition and Reconciliation

NAREIT defines "Funds from Operations" as net income (or loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In calculating its Funds from Operations, the Company excludes gains or losses on sales from previously depreciated properties and includes gains (or losses) from the sale of peripheral land and earned cash flow support under the Support Agreement with Crown Investments Trust. Attached is a reconciliation of net income (loss) to FFO.

_______________________

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Crown American Realty Trust through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, North Carolina, Tennessee, Wisconsin, Alabama, and Georgia. The current portfolio includes 27 enclosed regional malls aggregating over 16 million square feet of gross leasable area.

Supplemental Financial and Operational Information Package follows for Crown American Realty Trust for the three months ended March 31, 2003.

    30 -

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE
CROWN AMERICAN REALTY TRUST
FIRST QUARTER 2003
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Quarter Ended March 31,
FINANCIAL AND ANALYTICAL DATA:	2003 vs. 2002

Total FFO - Incr (Decr) - 2003 compared to 2002:	$ 000	$ per share
Base rents from anchors and mall shops	$584	$0.014
Percentage rents from anchors and mall shops	166	0.004
Temporary and promotional leasing income	121	0.003
Mall operating costs, net of tenant recovery income	(1,095)	(0.026)
Utility income, miscellaneous mall income, equity in joint venture	163	0.004
Straight line rental income	(120)	(0.003)
Interest expense	660	0.016
Core mall operations	479	0.012

Property admin. and general & admin. expenses	(1,427)	(0.034)
Lease buyout income	(202)	(0.005)
Cash flow support earned	26	0.001
Depreciation and amortization expense	4	-
Gain on sale of outparcel land	(91)	(0.002)
FFO from acquisitions, net of interest expense	1,724	0.041
Dilutive impact of new share issuance, net of interest savings	212	(0.040)
Loss from discontinued operations, net of depreciation	(61)	(0.001)
Loss on early extinguishment of debt	4,314	0.118
Change in FFO before preferred div's and minority interest	4,978	0.090
Allocation to minority interest in Operating Partnership	(822)	-
Dilutive effect of common share options	-	(0.001)
Rounding to whole cents	-	0.001
Change in FFO allocable to common shareholders	$4,156	$0.090

	Quarter Ended March 31,
	2003	2002

Funds from Operations ($000 except per share data):
Net loss	$(14,906)	$(2,239)
Adjustments:
Minority Interest in Operating Partnership	4,593	1,456
Depreciation and amortization - real estate	11,671	10,994
Depreciation and amortization - J.V.'s and other line items	453	422
Cash flow support amounts	791	765
Loss on asset sales other than outparcels	13,787	-
Depreciation from discontinued operations	387	400
FFO before allocations to minority interest and preferred shares	16,776	11,798
Allocation to preferred shareholders (preferred dividends)	(3,402)	(3,402)
Allocation to minority interest in Operating Partnership	(3,117)	(2,295)
FFO allocable to common shares	$10,257	$6,101
FFO per common share	$0.32	$0.23

Average common shares outstanding during the period - basic	32,049	26,208
Partnership units and common shares outstanding at period end	41,964	36,164

Avg. common shares outstanding during the period for diluted FFO	32,384	26,464
Partnership units and shares during the period for diluted FFO	42,299	36,420

Components of Minimum Rents:
Anchor - contractual or base rents	$5,721	$5,977
Mall shops - contractual or base rents	23,007	20,183
Mall shops - percentage rent in lieu of fixed base rent	957	709
Straight line rental income	186	238
Ground leases - contractual or base rents	560	525
Lease buyout income	119	321
Total minimum rents	$30,550	$27,953
Components of Percentage (Overage) Rents:
Anchors	$703	$536
Mall shops and ground leases	1,013	1,001
	$1,716	$1,537

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE
CROWN AMERICAN REALTY TRUST
FIRST QUARTER 2003
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Quarter Ended March 31,
	2003	2002

EBITDA: earnings (including gain on sale of outparcel land)
before interest, taxes and all depreciation and amortization
and extraordinary items	$29,020	$28,801

Debt and Interest:

Fixed rate debt at period end	$581,177	$592,659
Variable rate debt at period end	172,528	113,528
Total debt at period end	$753,705	$706,187

Weighted avg. interest rate on fixed rate debt for the period	7.4%	7.6%
Weighted avg. interest rate on variable rate debt for the period	3.6%	4.1%

Total interest expense for period	$12,668	$12,701
Amort. of deferred debt cost for period (incl. in interest exp)	463	434
Capitalized interest costs during period	-	-

Capital Expenditures Incurred:

Allowances for anchor/ big box tenants	$2,500	$400
Allowances for mall shop tenants	487	1,344
Leasing costs and commissions	784	405
Operational capital expenditures at properties	1,118	519
Expansions and major renovations	678	205
All other capital expenditures (included in Other Assets)	266	136
Total Capital Expenditures during the period	$5,833	$3,009

OPERATING DATA:

Mall shop GLA at period end (000 sq. ft.)	5,670	5,298

Mall Shop occupancy percentage at period end	90%	88%

Comp. Store Mall shop sales - 3 months ( $ per sq. ft.)	$56.48	$57.13

Mall shop occupancy cost percentage at period end	10.2%	10.0%

Average mall shop base rent at period end ($ per sq. ft.)	$21.22	$20.44

Mall shop leasing for the period:
New leases - sq. feet (000)	124	64
New leases - $ per sq. ft.	$18.05	$26.58
Number of new leases signed.	44	42

Net effective rent for new leases signed in the period (per sq. ft. )	$14.98	$23.74

Renewal leases - sq. feet (000)	146	133
Renewal leases - $ per sq. ft.	$18.70	$17.09
Number of renewal leases signed.	53	48

Tenant Allowances for leases signed during the period:
First Generation Space - per sq. ft.	$5.34	$0.00
Second Generation Space - per sq. ft.	$10.39	$4.91
Leases Signed during the period by:
First Generation Space - sq. feet (000)	2	-
Second Generation Space - sq. feet (000)	268	197

Theater and free-standing leasing for the period:
New leases - sq. feet (000)	-	19
New leases - $ per sq. ft.	$-	$8.17
Tenant allowances - $ per sq. ft.	$-	$10.26

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements Of Operations
(Unaudited)
	Three Months Ended March 31,
	2003		2002
		(reclassified)
	(in thousands, except per share data)

Rental operations:
Revenues:
Minimum rent	$30,550		$27,953
Percentage rent	1,716		1,537
Property operating cost recoveries	11,433		10,107
Temporary and promotional leasing	2,417		2,121
Utility redistribution income	3,541		3,361
Miscellaneous income	780		644
	50,437		45,723
Property operating costs:
Recoverable operating costs	15,255		13,007
Property administrative costs	740		720
Other operating costs	998		797
Utility redistribution expense	2,602		2,503
Depreciation and amortization	11,671		10,994
	31,266		28,021
	19,171		17,702
Other expenses:
General and administrative	2,848		1,441
Interest	12,668		12,701
Loss on early extinguishment of debt	-		4,314
	15,516		18,456
	3,655		(754)
Property sales:
Gain on sale of outparcel land	54		145
	54		145

Minority interest in Operating Partnership	(4,593)		(1,456)

Loss from continuing operations	(884)		(2,065)

Discontinued operations:
Loss from operations	(235)		(174)
Loss on asset sales	(13,787)		-
	(14,022)		(174)

Net loss	(14,906)		(2,239)
Dividends on preferred shares	(3,402)		(3,402)
Net loss applicable to common shareholders	$(18,308)		$(5,641)

Per common share information:
Basic and Diluted EPS:
Loss from continuing operations before discontinued $		$
operations, net of preferred dividends	(0.13)		(0.21)
Loss from discontinued operations	(0.44)		(0.01)
Net loss	$(0.57)		$(0.22)

Weighted average shares outstanding - basic (000)	32,049		26,208

Funds from Operations:
FFO allocable to common shareholders	$10,257		$6,101
Diluted FFO per share	$0.32		$0.23

Weighted average shares outstanding - diluted (000)	32,384		26,464

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Balance Sheets

	March 31,	December 31,
	2003	2002
	(Unaudited)	(reclassified)
	(in thousands, except share
	and per share data)
Assets

Income-producing properties:
Land	$156,004	$156,338
Buildings and improvements	1,077,249	1,072,366
Deferred leasing and other charges	39,056	43,038
	1,272,309	1,271,742
Accumulated depreciation and amortization	(487,868)	(481,284)
	784,441	790,458

Minority interest in Operating Partnership	525	3,265

Investment in joint venture	2,958	3,114
Cash and cash equivalents, unrestricted	8,886	14,122
Restricted cash and escrow deposits	10,232	8,967
Tenant and other receivables	15,489	14,813
Deferred charges and other assets	14,979	19,384
Assets from discontinued operations	-	25,309
	$837,510	$879,432

Liabilities and Shareholders' Equity

Debt on income-producing properties	$753,705	$737,566
Accounts payable and other liabilities	36,548	44,569
Liabilities from discontinued operations	-	13,952
	790,253	796,087

Commitments and contingencies

Shareholders' equity:
Non-redeemable senior preferred shares, 11% cumulative,
$.01 par value, 2,500,000 shares authorized and issued	25	25
at both March 31, 2003 and December 31, 2002
Common shares, par value $.01 per share, 120,000,000 shares
authorized, 33,606,363 and 33,572,694 shares issued at
March 31, 2003 and December 31, 2002, respectively.	335	335
Additional paid-in capital	365,564	365,247
Accumulated deficit	(303,086)	(266,554)
	62,838	99,053
Less common shares held in treasury at cost; 1,534,398
shares at both March 31, 2003 and December 31, 2002	(14,652)	(14,652)

Less preferred shares held in treasury at cost; 25,000 shares at
both March 31, 2003 and December 31, 2002	(929)	(929)

Accumulated other comprehensive loss	-	(127)
	47,257	83,345
	$837,510	$879,432

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2003	2002
		(reclassified)
	(in thousands)
Cash flows from operating activities:
Net loss	$(14,906)	$(2,239)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Minority interest in Operating Partnership	4,593	1,456
Equity earnings in joint venture	(127)	(95)
Depreciation and amortization	12,525	11,763
Operating loss from discontinued operations	235	174
Loss on asset sales	13,787	-
Loss on early extinguishment of debt	-	4,314
Net cash used by discontinued operations	(319)	(54)
Net changes in:
Tenant and other receivables	(663)	2,216
Deferred charges and other assets	3,612	1,935
Restricted cash and escrow deposits	(1,682)	(2,187)
Accounts payable and other liabilities	(8,069)	(11,539)
Net cash provided by operating activities	8,986	5,744

Cash flows from investing activities:
Investment in income-producing properties	(5,567)	(2,873)
Change in investing escrow deposits	(613)	(679)
Distributions from joint venture	190	100
Capital investments in discontinued operations	-	(4)
Net cash used in investing activities	(5,990)	(3,456)

Cash flows from financing activities:
Proceeds from issuance of debt, net of loan deposits and prepayment penalties	19,532	48,681
Cost of issuance of debt	(11)	(834)
Debt repayments	(2,361)	(41,977)
Dividends and distributions paid on common shares and partnership units	(9,487)	(7,595)
Dividends paid on senior preferred shares	(3,402)	(3,402)
Cash flow support payments	791	765
Net proceeds from exercise of options and under the Dividend Reinvestment Plan	316	-
Debt repaid on discontinued operations	(13,610)	(860)
Net cash used in financing activities	(8,232)	(5,222)

Net decrease in cash and cash equivalents	(5,236)	(2,934)

Cash and cash equivalents, beginning of period	14,122	16,999

Cash and cash equivalents, end of period	$8,886	$14,065

Supplemental Cash Flow Data:

Interest paid	$12,227	$12,337
Other comprehensive income - hedging activities	$127	$342

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/ Terry L. Stevens
Name: Terry L. Stevens
Title: Executive Vice President and
Chief Financial Officer

Date: May 14, 2003